UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 28, 2020 (January 22, 2020)

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)      On January 22, 2020, the Compensation Committee (the "Committee") of the Board of Directors (“Board”) of Altice USA, Inc. (the "Company") approved an increase in the annual base salary of Michael Grau, who was appointed as the Company’s Chief Financial Officer in October 2019, to $400,000 (from $325,000) for fiscal year 2020.
On January 22, 2020, the Committee approved revising the Company’s equity award program design, moving from an annual grant cycle to a four-year grant cycle approach for members of management, including the Company’s named executive officers. Under this program, participants would receive (i) a stock option grant, vesting over four years based on continued service, and (ii) performance stock units ("PSUs") that vest upon achievement of specified stock price hurdles.
The four-year cycle awards for named executive officers were approved by the Committee on January 22, 2020, with a grant date of January 29, 2020. These awards were made pursuant to the Amended and Restated Altice USA 2017 Long Term Incentive Plan, approved by the Board as of January 24, 2020 (the "Amended and Restated Plan"), and are contingent on shareholder approval of the Amended and Restated Plan at the 2020 annual meeting of shareholders of the Company.  The Committee approved grants of stock options to the named executive officers with the following number of shares of Class A Common Stock of the Company (each, a "Share") underlying each stock option grant: Dexter Goei, the Company’s Chief Executive Officer (4,000,000); Abdelhakim Boubazine, the Company’s President and Chief Operating Officer (2,000,000); and Mr. Grau (750,000). The stock options have an exercise price of $28.36 (equal to the volume weighted average trading price of a Share as reported on by the New York Stock Exchange for the 30-day period immediately preceding the grant date) and vest 50%, 25% and 25% on each of December 27, 2021, 2022 and 2023, respectively, provided that the recipient continues to provide services to the Company on the applicable vesting date. The Committee also approved grants of PSUs to the named executive officers that will vest on the first day following the dates on which the 30-day volume weighted average trading price of a Share equals or exceeds $50.00 (the "$50 PSUs") and $60.00 (the "$60 PSUs"), respectively, with the following number of Shares underlying each $50 PSU and $60 PSU, respectively: Mr. Goei (346,240 and 843,733); Mr. Boubazine (173,120 and 421,867); and Mr. Grau (64,920 and 158,200). The PSUs will be forfeited if the applicable performance measure is not achieved prior to January 29, 2024 (January 29, 2026 in the event of a recession or market disruption event prior to achievement of the performance measure) or if the recipient does not continue to provide services to the Company through the achievement date of the applicable performance measure.

Item 8.01	Other Events.
On January 22, 2020, the Committee approved a four-year cycle award for Mr. Patrick Drahi for his advisory services to the Company with a grant date of January 29, 2020, pursuant to the Amended and Restated Plan, and contingent on shareholder approval of the Amended and Restated Plan at the 2020 annual meeting of shareholders of the Company.  The Committee approved the grant of 4,000,000 stock options with the same exercise price, vesting provisions and general terms and conditions as the stock options described above, and the grant of 346,240 $50 PSUs and 843,733 $60 PSUs, with the same vesting provisions, performance measures and general terms and conditions as the PSUs described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: January 28, 2020	By:	/s/ Michael E. Olsen
Michael E. Olsen
EVP, General Counsel and Secretary